UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2007

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

On March 22, 2007, Cisco Systems, Inc. (“Cisco” or the “Company”) appointed Michael K. Powell, former chairman of the Federal Communications Commission, to its Board of Directors (the “Board”). It has not yet been determined on which Board committees Mr. Powell will serve.

In connection with his service as a director, Mr. Powell will receive Cisco’s standard non-employee director cash and equity compensation. Mr. Powell will receive a pro rata portion of the $75,000 annual retainer for his service through the remaining portion of the year ending at Cisco’s 2007 annual meeting of shareholders. Once appointed to serve on any committees of the Board, he also would receive fees of $2,000 per committee meeting attended. Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors, Mr. Powell automatically received an initial non-employee director stock option grant under the 2005 Stock Incentive Plan of 50,000 shares with an exercise price equal to the closing selling price per share of common stock on the grant date. The option has a term of nine years, subject to earlier termination following Mr. Powell’s cessation of board service, and is immediately exercisable in full. The shares subject to this option will vest in four equal annual installments upon the completion of each year of board service measured from the grant date, and will vest in full immediately upon certain changes in control or ownership of Cisco or upon Mr. Powell’s death or disability while a member of the Board.

On the date of his appointment, Mr. Powell and Cisco entered into Cisco’s standard form of director Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, Cisco has agreed to hold harmless and indemnify Mr. Powell to the fullest extent authorized by Cisco’s articles of incorporation and California law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.8 to Cisco’s Form 10-K filed on September 20, 2004 and is incorporated by reference herein.

Adoption of Deferred Compensation Plan.

On March 22, 2007, the Board approved a new nonqualified deferred compensation plan, the Cisco Systems, Inc. Deferred Compensation Plan (the “Plan”), which will become effective June 25, 2007. The adoption of the Plan by the Board resulted from a review of the prevalence of similar deferred compensation plans operated by Cisco’s peer group. The Plan administrator will be Cisco’s 401(k) Plan Administration Committee (the “401(k) Plan Committee”). The Plan may be amended or terminated by Cisco’s Compensation and Management Development Committee (the “Compensation Committee”) at any time.

The Plan is designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary, commissions and/or bonuses, on or after June 25, 2007, in a manner similar to the way in which Cisco’s 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. As required by applicable law, participation in the Plan is limited to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.

Amounts deferred by each participant are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Plan will be periodically adjusted for earnings at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. In addition, Cisco may credit additional matching amounts and/or employer contributions to a participant’s account for any Plan year as determined by the Compensation Committee. Distributions will be made in accordance with elections filed by participants at the time of their initial deferrals and distributions generally are expected to occur after a participant’s separation of service.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 22, 2007, the Board amended and restated Cisco’s Bylaws to change the voting standards for uncontested elections of directors, and to make certain related changes and certain clarifications. The amendments to Article II, Section 2.13, and Article III, Sections 3.02 and 3.13, of Cisco’s Bylaws to effect these changes are described below.

•

The standard for uncontested elections of directors was changed to a majority voting standard so that a nominee for director will be elected to the Board if the votes cast for the nominee constitute at least a majority of the shares represented and voting at a duly held meeting (which shares voting for also constitute at least a majority of the required quorum). Directors will continue to be elected by a plurality of the votes cast if the number of nominees, determined as of the expiration of the timeframe provided in Cisco’s Bylaws for advance notification of director candidates, exceeds the number of directors to be elected by the shareholders at the election.

•

The term of an incumbent director who, in an uncontested election, fails to receive the vote required to be elected in accordance with Cisco’s Bylaws shall end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board selects a person to fill the office held by that director, unless the incumbent director has earlier resigned.

The foregoing description of the amendments to Cisco’s Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the Bylaw amendment changing the voting standard for uncontested elections of directors to a majority voting standard as described in Item 5.03 above, the Board amended Cisco’s Corporate Governance Policies to add the following provision:

•

If, in an uncontested election, an incumbent director fails to receive at least the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), the Company’s Bylaws provide that such incumbent director shall not be elected, and his/her term shall end on the date that is the earlier of 90 days after the results of the Board election are determined or the date on which the office held by such incumbent director has been filled by the Board, unless that director has earlier resigned. Any incumbent director who fails to receive the required vote for election in an uncontested election shall promptly offer to tender his/her resignation to the Nomination and Governance Committee. Within ninety (90) days after the voting results are determined, the Board shall publicly disclose its decisions with respect to the implementation of the provisions of California law in such instance.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: March 23, 2007	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.